Exhibit 10.2

SECOND AMENDMENT TO EQUITY RESIDENTIAL
2002 SHARE INCENTIVE PLAN

THIS SECOND AMENDMENT (the “Second Amendment”) to EQUITY RESIDENTIAL 2002 SHARE INCENTIVE PLAN (“Plan”) is executed as of the 10th day of June 2003.

RECITALS

WHEREAS, the Board of Trustees of Equity Residential (“the Company”) adopted the 2002 Share Incentive Plan (“Plan”) on February 21, 2002, which was approved by the shareholders of the Company at the 2002 annual meeting.

WHEREAS, the Company entered into a First Amendment to the Plan dated as of February 7, 2003.

WHEREAS, the Board of Trustees have adopted a resolution to amend the terms of all outstanding Trustee Share Awards and Options as well as the annual grants of Trustee Share awards and Options to be made after the date of this Second Amendment.

WHEREAS, each member of the Board of Trustees to be affected by this Second Amendment has agreed to the terms hereof.

WHEREAS, the Company desires to further amend the Plan pursuant to this Second Amendment.

NOW THEREFORE, the Plan is further amended as follows:

AMENDMENTS

1.  Section 3 (b) of the Plan is hereby deleted in its entirety and the following Section 3 (b) is substituted therefor:

(b) Board of Trustees.  Each member of the Board of Trustees (excluding the Chairman of the Board and the employee trustees) will receive an annual award (relating to the Trustee’s term as Trustee for the one-year period following the subsequent shareholders’ meeting at which trustees are elected) of Share Awards and Options equal to $50,000 in value on the same day as the annual grant of Share Awards and Options to the Company’s executive officers.  The annual $50,000 award will be allocated between Options (valued by using the same valuation criteria utilized by the Committee in its employee option grants made as of the same date) and Share Awards (valued at the closing price of the Company’s common shares on the date of grant), in the same ratio as approved by the Committee for the annual long term incentive awards to the Company’s executive officers.  The Share Award will vest in full on the third anniversary of the Grant Date.  The Options will vest in equal installments six months, twelve months and twenty-four months from the Grant Date.  The annual award of Share Awards and Options is also subject to the Trustee receiving the grant being re-elected as a Trustee at the subsequent shareholders’ meeting.  If an individual first becomes a Trustee following the annual grant, the Trustee will receive a grant of Share Awards and Options in the same ratio as the prior annual Trustee’s grant equal to $50,000 multiplied by a fraction, the numerator of which is the number of days left in said one year Trustee term from the date of such Trustee’s election or appointment to the Board of Trustees, until the anniversary of the immediately preceding shareholders’ meeting at which trustees were re-elected, and the denominator of which is 365.  Trustees may, in addition to Options and Share Awards awarded under this paragraph, also receive grants of Options and Share Awards under paragraph 3(a).

2.                                       Section 5 (a) (iii) (C) is hereby deleted in its entirety and the following 5 (a) (iii) (C) is substituted therefor, to be effective as of February 21, 2002:

with respect to a Grantee who is a member of the Board (excluding employee trustees and the Company’s Chairman of the Board) in connection with his or her retirement at or after age 70, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either: (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability.

3.                                       Section 6 (e) (iii) is hereby deleted in its entirety and the following 6 (e) (iii) is substituted therefor, to be effective as of February 21, 2002:

with respect to a Grantee who is a member of the Board (excluding employee trustees and the Company’s Chairman of the Board) in connection with his or her retirement at or after age 70, the Board’s decision not to renominate him or her for re-election to the Board at any shareholders’ meeting at which Trustees are elected, or the failure to be re-elected to the Board at any such shareholders’ meeting, or the Trustee’s resignation from the Board by reason of either: (i) a material change in the Trustee’s employment or job responsibilities; or (ii) the Trustee’s disability, in which case it shall be exercisable until its Expiration Date.

4.                                       PLAN IN FULL FORCE AND EFFECT.  After giving effect to this Second Amendment, the Plan remains in full force and effect.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first written above.

EQUITY RESIDENTIAL

By:	/s/ Bruce C. Strohm
Bruce C. Strohm
Executive Vice President and General Counsel